Exhibit 23(b)(4)

             Consent of Leverone & Company, Independent Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 10, 1994, relating to the financial statements of Moran Research Labs (not presented separately therein) as of and for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Leverone & Company
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Leverone & Company
Billerica, Massachusetts
November 25, 1996